Exhibit 99.1

For Immediate Release	Xerox Corporation 201 Merritt 7 Norwalk, CT 06851-1056 Tel +1-203-968-3000

Xerox Corporation Announces Approval of One-for-Four Reverse Stock Split

Anticipated June 14, 2017 effective date.

NORWALK, Conn, May 23, 2017 – Xerox Corporation (NYSE:XRX) announced that its proposed reverse stock split of Xerox common stock at a ratio of one-for-four shares, together with a proportionate reduction in the authorized shares of its common stock from 1,750,000,000 shares to 437,500,000 shares, were approved by Xerox shareholders at the annual meeting of shareholders held earlier today. The company will move forward with implementing the reverse stock split and authorized share reduction, which are anticipated to be effective on or about June 14, 2017.

As a result of the spin-off of the company’s business process outsourcing business, now Conduent Incorporated, Xerox’s market capitalization was divided. Consequently, the company proposed the reverse stock split, which is intended to increase the per share trading price of Xerox common stock and should improve its liquidity and facilitate its trading.

When the reverse stock split is effective, every four shares of Xerox common stock issued and outstanding or held as treasury shares as of the effective date will be automatically combined and reclassified into one share of Xerox common stock. The reverse stock split will also correspondingly affect all outstanding Xerox equity awards and outstanding convertible securities.

No fractional shares will be issued in connection with the reverse stock split. Shareholders otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. When the reverse stock split is effective, Xerox common stock will continue to trade, on a split-adjusted basis, on the New York Stock Exchange under the symbol “XRX”, although a new CUSIP number (984121 608) will be assigned as a result of the reverse stock split.

The company’s common stock dividend and full-year earnings per share guidance will be adjusted on a proportional basis if the reverse stock split becomes effective as anticipated.

Additional information concerning the reverse stock split can be found in Xerox’s definitive proxy statement dated April 10, 2017 filed with the Securities and Exchange Commission (the “SEC”), available free of charge at the SEC’s website, www.sec.gov, or at Xerox’s website, www.xerox.com. Further additional information will also be provided at the time of effectiveness of the reverse stock split.

About Xerox

Xerox Corporation is an $11 billion technology leader that innovates the way the world communicates, connects and works. Our expertise is more important than ever as customers of all sizes look to improve productivity, maximize profitability and increase satisfaction. We do this for small and mid-size businesses, large enterprises, governments, graphic communications providers, and for our partners who serve them.

We understand what’s at the heart of work – and all of the forms it can take. We embrace the increasingly complex world of paper and digital. Office and mobile. Personal and social. Every day across the globe – in more than 160 countries – our technology, software and people successfully navigate those intersections. We automate, personalize, package, analyze and secure information to keep our customers moving at an accelerated pace. For more information, visit www.xerox.com.

Forward-Looking Statements

This Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm Holdings Corporation (“Fujifilm”) in which Xerox holds a 25% equity interest and Fujifilm holds the remaining equity interest. On April 20, 2017, Fujifilm publicly announced it formed an independent investigation committee to conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary related to the recovery of receivables associated with certain sales leasing transactions that occurred in, or prior to, Fuji Xerox’s fiscal year ending March 31, 2016. In first quarter 2017, we recognized a charge of approximately $30 million, which represents our share of the current Fujifilm total adjustments from this review, as publicly disclosed by Fujifilm. Fujifilm has publicly stated that it expects the investigation will be completed in May 2017, and that it intends to disclose the results shortly thereafter. Given our status as a minority investor, we have limited contractual and other rights to information and rely on Fuji Xerox and Fujifilm to provide information to us and are not involved in the investigation, including its scope and timing of completion. Although we have no reason not to rely on Fujifilm’s current adjustment and we are not aware of any additional amounts related to this matter that would have a material effect on our financial statements including the related Xerox disclosures, this investigation is ongoing and our future results may include additional adjustments that are materially different from the amount of the charge that we have already recognized in connection with this matter and the period(s) to which the charge relates, and we can provide no assurances relative to the outcome of any governmental investigations or any consequences thereof. In addition, the summarized financial data we have reported for Fuji Xerox may change based on the results of the investigation.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

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